EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Hess Corporation 2017 Long-Term Incentive Plan, as amended, of our reports dated March 1, 2021, with respect to the consolidated financial statements of Hess Corporation and the effectiveness of internal control over financial reporting of Hess Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

June 14, 2021